UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2010
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously announced, the Board of Directors of Cousins Properties Incorporated (the “Company”) declared a dividend payable to holders of record of the Company’s common stock as of the close of business on February 1, 2010. Shareholders will have the option to elect to receive payment of the dividend in cash or shares of the Company’s common stock, subject to certain limitations.
     The Company has filed with the Securities and Exchange Commission a prospectus supplement relating to the shares of common stock that may be issued in connection with the dividend. In connection therewith, the Company has filed as Exhibit 5.1 to this report, the opinion of King & Spalding LLP as to the legality of the securities and as Exhibit 8.1 to this report, the opinion of King & Spalding LLP as to certain tax matters.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description
5.1	Opinion of King & Spalding LLP.

8.1	Opinion of King & Spalding LLP regarding certain tax matters.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 9, 2010

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary